As filed with the U.S. Securities and Exchange Commission on May 1, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GORES HOLDINGS X, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1740672
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6260 Lookout Road

Boulder, CO 80301

(303) 531-3100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alec Gores

Chairman

6260 Lookout Road

Boulder, CO 80301

Telephone: (303) 531-3100

Facsimile: (303) 531-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Heather L. Emmel, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-286495)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This registration statement shall become effective upon filing with the Securities Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Gores Holdings X, Inc., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-286495) (the “Prior Registration Statement”), initially filed by the Registrant on April 11, 2025 and declared effective by the Securities and Exchange Commission (the “Commission”) on May 1, 2025.

This Registration Statement covers the registration of an additional 5,980,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-fourth of one warrant, including 780,000 units that may be purchased by the underwriter to cover over-allotments, if any.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this filing.

Exhibit No	Description

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3	Consent of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant (included in Exhibit 5.2)

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-286495) filed with the Securities and Exchange Commission on April 11, 2025, the amended version of which is incorporated by reference herein.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the day of May 1, 2025.

GORES HOLDINGS X, INC.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Mark Stone	Chief Executive Officer (Principal Executive Officer)	May 1, 2025

/s/ Andrew McBride Andrew McBride	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 1, 2025

* Alec Gores	Chairman	May 1, 2025

/s/ Randall Bort Randall Bort	Director	May 1, 2025

/s/ Elizabeth Marcellino Elizabeth Marcellino	Director	May 1, 2025

/s/ Nancy Tellem Nancy Tellem	Director	May 1, 2025

By:	/s/ Andrew McBride
Name:	Andrew McBride
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Gores Holdings X, Inc. in the City of Boulder, State of Colorado, on the 1st day of May, 2025.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Authorized Representative